EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:
Heather Wietzel
InsuranceIR LLC
(513) 252-8259
PR@citizensinc.com

FOR IMMEDIATE RELEASE
October 16, 2013

Citizens, Inc. Schedules Third-Quarter 2013 Reporting

• News release on results planned for Wednesday, November 6, 2013
• Investor conference call scheduled for Thursday, November 7, 2013 at 11:00 a.m. CST

AUSTIN, TEXAS (October 16, 2013) – Citizens, Inc., (NYSE: CIA) today announced its anticipated schedule for third-quarter 2013 reporting.

On Wednesday, November 6, 2013, Citizens plans to issue its news release regarding third-quarter and nine-month 2013 results. On Thursday, November 7, 2013, Citizens expects to conduct a conference call to discuss operating results at 11:00 a.m. Central Time (noon ET). The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (888) 503-8169 and ask to join the Citizens’ call. We recommend participants dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens' website at www.citizensinc.com in the Investor Information section under News Release & Publications following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.